SEALE AND BEERS, CPAS
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com




January 20, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Triangle Alternative Network, Inc. (the "Company") and has reviewed its quarterly financial statements through June 30, 2009. We have not reviewed the Company's September 30, 2009 quarterly financial statements. Effective October 14, 2009, the Company dismissed Seale and Beers, CPAs as its principal accountants. We have read the Company's statements included in its Form 8-K dated October 14, 2009, and agree with such statements contained therein insofar as they relate to our firm. We cannot confirm or deny that the appointment of De Joya Griffith & Company, LLC, Certified Public Accountants & Consultants was approved the by Board of Directors, or that they were not consulted prior to their appointment as auditors.




Sincerely,


/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
January 20, 2010























            SEALE AND BEERS, CPAS PCAOB & CPAB REGISTERED AUDITORS
  50 SOUTH JONES BLVD. SUITE 202, LAS VEGAS, NEVADA 89107 (888) 727-8251 FAX:
                                 (888)782-2351